UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 3, 2020 (July 29, 2020)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), entered into a Master Lease Agreement, effective as of July 29, 2020 (the “Master Lease”), by and between the Company, certain of the Company’s subsidiaries and certain affiliates of Oak Street Real Estate Capital, LLC (“Oak Street”) in respect of 64 properties at which the Company operates stores. These 64 properties, plus an additional property not subject to the Master Lease, were the subject of a twenty-year sale and leaseback transaction which the Company entered into in 2000 and which was due to expire in 2021 (the “Original Sale and Leaseback”). Under the terms of the Original Sale and Leaseback, the Company had the right to repurchase the 65 properties from certain affiliates of US Realty Advisors, LLC and Kimco Realty Corporation (collectively, “US Realty”) and certain affiliates of Jobel Management Corp. (“Jobel”).

In August 2019, the Company exercised its right to repurchase the 65 properties, and on July 29, 2020, the Company assigned to Oak Street its right to repurchase 64 of them (the “Original 64 Properties”). Specifically, the Company assigned to Oak Street its rights to acquire 53 of the Original 64 Properties owned by US Realty for approximately $175.0 million and assigned its rights to acquire 11 of the Original 64 Properties owned by Jobel for approximately $30.5 million. Concurrent with the closing of those acquisitions by Oak Street, Oak Street and the Company entered into the Master Lease. The Company purchased from Jobel the one remaining property under the Original Sale and Leaseback (i.e., the one not included among the 64 Original Properties) for approximately $3.2 million.

The Master Lease has an initial term of 20 years, with five-year renewal options to extend the term of the Master Lease up to an additional 50 years. Initial annual lease payments under the Master Lease for the Original 64 Properties will be approximately $14.3 million in the aggregate and will be subject to a one percent annual increase. After the initial 20-year lease term, to the extent the Company elects to renew the leases under the Master Lease arrangement, annual lease payments will be reset at the beginning of the first five-year renewal term based on either the express rental rate specified for said renewal term or the fair market value rental rates pursuant to formulas provided in the individual leases and will thereafter continue to be subject to one percent annual increases. The Master Lease and any related individual leases are classified as absolute triple net leases, and the Company remains responsible for all taxes, insurance and maintenance related to the properties.

Additionally, on July 29, 2020, the Company and Oak Street entered into a first amendment to the Agreement for Purchase and Sale of Real Property dated as of May 28, 2020 (as amended, the “Sale Agreement”) pursuant to which the Company will sell an additional 62 of the Company’s properties (the “62 Additional Properties”) to Oak Street in a sale and leaseback transaction for a purchase price of approximately $149.7 million. The transaction is expected to close in August 2020, subject to customary closing conditions. Upon closing of the Sale Agreement, Oak Street and the Company will amend and restate the Master Lease to include the 62 Additional Properties thereunder. The annual rent for the 62 Additional Properties will be approximately $10.5 million and will be subject to the same one percent annual increase as described above for the Original 64 Properties.

The Company entered into the foregoing transactions with Oak Street to maintain and bolster its cash reserves and further strengthen its balance sheet in response to the novel coronavirus pandemic and to realize other benefits. The Company expects to receive net proceeds, after fees and expenses, of approximately $130 million, and the Company expects to reduce its annual rental expense for the 64 Original Properties because the rents under the Master Lease are lower than those under the Original Sale and Leaseback. Additionally, the Company believes that certain other terms of the Master Lease are more advantageous to the Company than those under the Original Sale and Leaseback.

The above summary of the Master Lease and the Sale Agreement, as amended, is not complete and is qualified in its entirety by reference to the terms of the agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Lease Agreement, dated as of July 29, 2020, by and between Cracker Barrel Old Country Store, Inc. and certain of its subsidiaries, and certain affiliates of Oak Street Real Estate Capital, LLC.*

10.2	Agreement for Purchase and Sale of Real Property, dated as of May 28, 2020, by and among Cracker Barrel Old Country Store, Inc. and certain affiliates of Oak Street Real Estate Capital, LLC.*

10.3	First Amendment to Agreement for Purchase and Sale of Real Property, dated as of July 29, 2020, by and among Cracker Barrel Old Country Store, Inc. and certain affiliates of Oak Street Real Estate Capital, LLC.*

104	Cover Page Interactive Data File (formatted as Inline XBRL document).

*

Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 3, 2020	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Senior Vice President, General Counsel and Corporate Secretary